Exhibit 99.2
               CONTACT: MWW/Strategic Communications, Inc.
                        Michael T. Lennon -- 201-507-9500

                         Merry-Go-Round Enterprises, Inc.
                           Isaac Kaufman -- 410-538-1000

                              FOR IMMEDIATE RELEASE


MERRY-GO-ROUND ENTERPRISES ANNOUNCES INTENTION TO APPOINT
FEDERATED EXECUTIVE RICHARD P. CRYSTAL AS NEW CEO

     Joppa, MD -- June 28, 1995 -- Merry-Go-Round

Enterprises, Inc. (NYSE:MGR) today announced that it reached agreement with Richard P. Crystal to assume responsibilities as its new chief executive officer effective August 1, 1995,

pending Bankruptcy court approval.  Crystal, who resigned

his employment with Federated Department Stores effective

July 31, 1995, formerly served as chairman of Federated's

highly regarded Product Development Division where he was

responsible for all private label product development

worldwide, and also as chairman and CEO of the specialty

stores division which included all Aeropostale and Charter

Club specialty stores.

     Crystal, age 50, said, "I am looking forward to the

exciting opportunities and challenges at Merry-Go-Round.  I

hope to offer the expertise and leadership necessary to

further refine the merchandising packages and strategies at each of the company's core concepts and to continue to improve on the execution of those strategies.  At the same

time, I intend to place immediate effort on creating a

seamless transition and on sustaining the many expense

management and planning improvements implemented at MGRE

over the past several months."

     In announcing the move, Thomas Shull, MGRE's outgoing

CEO, said, "We feel confident that Richard has the unique

blend of merchandising skills and management disciplines

needed at this juncture of the reorganization process.

Having worked with him extensively during the Macy's

reorganization, I think he offers continuity of direction

with respect to the many positive changes that have been

made at MGRE.  He is also a highly skilled merchant and

manager whose leadership and vision will help fuel growth in the top line."

     Crystal has been with Macy's since 1974 in various

positions, except during a period from 1979 to 1982 when he

served as a senior executive for Petrie Stores, Inc.  He

holds a Bachelor of Arts Degree from New York University.

     Since November of last year, the company has been under

the interim management of Meridian Ventures, a turnaround

and crisis consulting firm.  Meridian partners Tom Shull and

Jim Kenney have served as MGRE's chairman/CEO and

president/COO, respectively, since that time to develop and

revise the company's business plan, eliminate unprofitable

stores and reduce expenses.

     Crystal added, "Tom Shull and Jim Kenney, along with

the rest of the MGRE team, have developed a solid strategic

business plan and made some dramatic and difficult changes.

I am looking forward to continuing to build upon those

changes and leading MGRE out of Chapter 11."

     Merry-Go-Round Enterprises, Inc. is a specialty apparel

chain, made up of Merry-Go-Round, Chess King, Dejaiz/Attivo

and Cignal store concepts, selling contemporary fashions for young men and women.

               CONTACT: MWW/Strategic Communications, Inc.

                        Michael T. Lennon -- 201-507-9500

                         Merry-Go-Round Enterprises, Inc.
                           Isaac Kaufman -- 410-538-1000

                              FOR IMMEDIATE RELEASE


RICHARD CRYSTAL ASSUMES POST AS NEW CEO AND DIRECTOR OF
MERRY-GO-ROUND ENTERPRISES;  STEPHEN WERTHEIMER APPOINTED
CHAIRMAN

     Joppa, MD - July 11, 1995 -- Merry-Go-Round

Enterprises, Inc. (NYSE:MGR) announced today that Richard

Crystal had assumed the role of chief executive officer of

the company, and was also elected to MGRE's Board.  As

previously reported in June, Crystal had been named as the

company's new CEO pending Bankruptcy Court approval.

Additionally, the company announced that Stephen Wertheimer

was appointed Chairman of its Board of Directors.

     Wertheimer was formerly co-chairman of MGRE's official

Equity Committee, a position from which he resigned in

connection with his election to the Board in May, 1995.  He

has been a private investor since 1991.  Previously,

Wertheimer served as Managing Director, Group Head of

Investment Banking - Asia, for PaineWebber from 1988 to

1991.  He also serves on the boards of other public

companies.

     Thomas Shull, MGRE's outgoing chairman, will remain on

the company's Board.  He had served as MGRE's chairman since

January of last year, when the company was placed under the

interim management of Meridian Ventures, a turnaround and

crisis consulting firm which Shull manages.

     Merry-Go-Round Enterprises, Inc. is a specialty apparel

chain selling contemporary fashions for young men and women.

The company operates stores under the Merry-Go-Round, Chess

King, Dejaiz/Attivo, Cignal and Boogies Diner names.